GLEN BURNIE BANCORP

               ARTICLES SUPPLEMENTARY
                       TO THE
              ARTICLES OF INCORPORATION

     GLEN BURNIE BANCORP (hereinafter called "The Corporation"), a corporation organized and existing under the General Corporation Law of the State of Maryland ("MGCL") hereby certifies to the Department of Assessments and Taxation of the State of Maryland (the "Department") that by resolution of its Board of Directors duly adopted at a meeting duly called and held on November 16, 1999, The Corporation elected to become subject to the following provisions of Subtitle 8 of Title 3 of the MGCL and no other:

A. Section 3-804 which requires at least a two-thirds vote of the stockholders for the removal of directors, and then only for cause in accordance with Section 2-406(b)(3) of the MGCL, and vests in the Board of Directors the power to fix the number of directors by resolution and to fill any vacancies on the Board of Directors for the remainder of the full term of the class of directors in which the vacancy occurred; and

B. Section 3-805 which specifies that stockholders may only call a special meeting of the stockholders on the written request of the stockholders entitled to cast at least a majority of the votes entitled to be cast at the meeting.

In the event of any inconsistency with the charter or bylaws of The Corporation, the aforesaid provisions of Subtitle 8 of Title
3 of the MGCL shall govern.

     IN WITNESS WHEREOF, Glen Burnie Bancorp has caused these presents to be signed in its name and on its behalf by its President and Chief Executive Officer and witnessed by its Secretary, and the undersigned officers acknowledge that these Articles Supplementary are the act of The Corporation, that to the best of their knowledge, information and belief all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects, and that this statement is made under the penalties of perjury.

Date: November 16, 1999          GLEN BURNIE BANCORP


                                 By: /s/ F. William Kuethe, Jr.
                                     --------------------------
                                     F. William Kuethe, Jr.
                                     President and Chief
                                        Executive Officer
WITNESS:

/s/ Dorothy A. Abel
------------------------
Dorothy A. Abel
Secretary